Exhibit (a.14)

TO BE EFFECTIVE AUGUST 2, 2002

AMENDMENT TO ARTICLES OF INCORPORATION

OF

STRONG EQUITY FUNDS, INC.

            The undersigned Vice President and Assistant Secretary of Strong Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Strong Advisor Large Company Core Fund and Strong Large Company Growth Fund as an additional class of Common Stock.

            "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

'A.     The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

Class	Series	Authorized Number of Shares

Strong Advisor Large Company Core Fund	Class A	Indefinite
	Class B	Indefinite
	Class C	Indefinite
	Class K	Indefinite
Strong Advisor Mid Cap Growth Fund	Class A	Indefinite
	Class B	Indefinite
	Class C	Indefinite
	Class Z	Indefinite
Strong Advisor Small Cap Value Fund	Class A	Indefinite
	Class B	Indefinite
	Class C	Indefinite
	Class Z	Indefinite
Strong Advisor Utilities and Energy Fund	Class A	Indefinite
	Class B	Indefinite
	Class C	Indefinite
Strong Dow 30 Value Fund	Investor	Indefinite
Strong Enterprise Fund	Investor	Indefinite
	Advisor	Indefinite
Strong Growth Fund	Investor	Indefinite
	Advisor	Indefinite
	Institutional	Indefinite
Strong Growth 20 Fund	Investor	Indefinite
	Advisor	Indefinite
Strong Index 500 Fund	Investor	Indefinite
Strong Large Cap Core Fund	Investor	Indefinite
Strong Large Company Growth Fund	Investor	Indefinite
Strong Mid Cap Disciplined Fund	Investor	Indefinite
Strong Technology 100 Fund	Investor	Indefinite
Strong U.S. Emerging Growth Fund	Investor	Indefinite
Strong Value Fund	Investor	Indefinite'"

            This Amendment to the Articles of Incorporation was adopted by the Board of Directors of the Corporation on August 2, 2002, in accordance with Section 180.1002, 180.0601, and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

            Executed in duplicate this        day of             , 2002.

STRONG EQUITY FUNDS, INC.

By:
Susan A. Hollister
Vice President and Assistant Secretary

This instrument was drafted by

Susan A. Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051